UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2009

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24557 (Commission File Number)	54-1874630 (I.R.S. Employer Identification No.)

8270 Greensboro Drive, Suite 500 McLean, Virginia (Address of principal executive offices)		22102 (Zip Code)

Registrant’s telephone number, including area code: (703) 584-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2009, Bernard H. Clineburg, Chairman and Chief Executive Officer of Cardinal Financial Corporation (the “Company”), recommended to the Compensation Committee that modifications be made to certain compensatory arrangements in response to current economic conditions.  In particular, Mr. Clineburg recommended and consented to a reduction in his salary from $350,000 to $275,000, pursuant to the terms of his Employment Agreement with the Company.

In addition, on March 31, 2009, Kendal E. Carson accepted the Executive Officer position of Market President, Cardinal Bank so that he can focus his primary attention on the critical areas of deposit and asset growth.  He will vacate his previous position as President of the Company effective April 1, 2009.  His Executive Employment Agreement with the Company has been amended to reduce his salary from $250,000 to $187,500 effective April 1, 2009.  Mr. Carson also will remain eligible for a performance bonus, stock option grants and will receive a minimum bonus of $7,500 for 2009.

The text of the amendment to Mr. Carson’s Agreement is attached as Exhibit 3.1 to this report and is incorporated by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

3.1	Amendment to Executive Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION
(Registrant)

Date: March 31, 2009	By:	/s/ Mark A. Wendel
Mark A. Wendel
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Amendment to Executive Employment Agreement